                                                             Exhibit 23(d)(xxix)


                                    [FORM OF]
                          ADVISORY FEE WAIVER AGREEMENT
                             SUNAMERICA SERIES TRUST

                 American Funds Asset Allocation SAST Portfolio
                   American Funds Global Growth SAST Portfolio
                      American Funds Growth SAST Portfolio
                   American Funds Growth-Income SAST Portfolio
      (collectively, the "Feeder Portfolios" and each a "Feeder Portfolio")


         This ADVISORY FEE WAIVER AGREEMENT, effective as of ______, 2006, is by and between AIG SunAmerica Asset Management Corp. (the "Adviser") and SunAmerica Series Trust (the "Trust"), on behalf of the Feeder Portfolios.

         WHEREAS, the Trust is a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company of the series type; and

         WHEREAS, the Trust and the Adviser have entered into an Investment Advisory and Management Agreement dated January 1, 1999, as amended from time-to-time ("Advisory Agreement"), pursuant to which the Adviser provides investment advisory services to the Feeder Portfolios for compensation based on the value of the average daily net assets of the Feeder Portfolios; and

         WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of the Feeder Portfolios and their shareholders to maintain the expenses of the Feeder Portfolios at levels agreeable to the Trust and the Adviser; and

         WHEREAS, the Feeder Portfolios are to be initially structured as "feeder funds" which invest substantially all of their assets in "master funds" which are series of the American Funds Insurance Series (the "Master Portfolios"), as follows:

                   Feeder Portfolios                                        Master Portfolios
                   -----------------                                        -----------------
         American Funds Growth SAST Portfolio                                 Growth Portfolio
         American Funds Growth-Income SAST Portfolio                       Growth-Income Portfolio
         American Funds Global Growth SAST Portfolio                       Global Growth Portfolio
         American Funds Asset Allocation SAST Portfolio                  Asset Allocation Portfolio

         NOW THEREFORE, the parties hereto agree as follows:

1.       Advisory Fee Waiver.

         During the term of this Agreement, for so long as a Portfolio invests substantially all of its assets in its corresponding Master Portfolio, the Adviser hereby agrees to waive that portion of its total investment advisory fee that exceeds the following percentages:

                  American Funds Growth SAST Portfolio                        0.25%
                  American Funds Growth-Income SAST Portfolio                 0.25%
                  American Funds Global Growth SAST Portfolio                 0.25%
                  American Funds Asset Allocation SAST Portfolio              0.25%

2.       Termination of Agreement.

         With respect to each Feeder Portfolio, this Agreement shall terminate at such time as a Feeder Portfolio no longer invests substantially all of its assets in a Master Portfolio. Notwithstanding the previous sentence, this Agreement shall terminate upon termination of the Advisory Agreement with respect to a Feeder Portfolio, or it may be terminated, without payment of any penalty, at any time by mutual consent of the parties or by the Trust, upon sixty (60) days' prior written notice to the Adviser at its principal place of business.


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

III.     Miscellaneous.

         A. Captions. The captions in this Agreement are included for convenience of reference only and in no other -------- way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         B. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

         C. Choice of Law. This Agreement shall be governed by the law of the State of New York, without regard to the conflicts of law provisions thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

SUNAMERICA SERIES TRUST                                       AIG SUNAMERICA ASSET
                                                              MANAGEMENT CORP.


By:                                                           By:
   -----------------------------------------                     --------------------------------------------------
Name:    Nori L. Gabert                                       Name:    Nori L. Gabert
     ---------------------------------------                       ------------------------------------------------
Title:   Vice President & Secretary                           Title:   Vice President and Deputy General
      --------------------------------------                        -----------------------------------------------
Counsel



ATTEST:                                                       ATTEST:



By:                                                           By:
   -----------------------------------------                     --------------------------------------------------
Name:    Mark Matthes                                         Name:    Mark Matthes
     ---------------------------------------                       ------------------------------------------------
Title:    Assistant Secretary                                 Title:   Associate Counsel
      --------------------------------------                        -----------------------------------------------


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